Clarivate Announces Full Redemption of Remaining $100 Million Senior Secured Notes Due 2026 and Provides Update on Capital Allocation Activities

London, UK – February 2, 2026, Clarivate Plc (NYSE: CLVT), a leading global provider of transformative intelligence, today announced that its subsidiary, Camelot Finance S.A., has redeemed the remaining $100 million aggregate principal amount of its 4.50% senior secured notes due 2026, originally issued on October 31, 2019 (the “2026 Notes”).

The 2026 Notes were redeemed on January 30, 2026 (the “Redemption Date”) at a cash redemption price equal to 100% of the remaining principal amount, or $100 million, plus accrued and unpaid interest through the Redemption Date. With this transaction, the 2026 Notes have now been fully redeemed.
This redemption was funded with cash on hand and is consistent with Clarivate’s ongoing efforts to simplify its capital structure, reduce debt, and enhance financial flexibility.

As part of its broader capital allocation strategy, Clarivate also announced that it repurchased approximately 21 million ordinary shares for $75 million during the fourth quarter of 2025. For the full year of 2025, Clarivate repurchased approximately 56 million ordinary shares for $225 million. These share repurchases reflect Clarivate’s disciplined approach to returning capital to shareholders while investing for long‑term growth.

“The full redemption of our remaining 2026 Notes, combined with our share repurchase activity throughout 2025, reflects the continued execution of our disciplined capital allocation strategy,” said Jonathan Collins, Executive Vice President and Chief Financial Officer. “We remain focused on strengthening our balance sheet, enhancing financial flexibility, and driving long‑term value creation for our shareholders.”

Forward-Looking Statements
This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.

About Clarivate
Clarivate™ is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property and Life Sciences & Healthcare. For more information, please visit www.clarivate.com.

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